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THIS DEED OF APPOINTMENT is made the 20th day of February 1989 BETWEEN VICTOR
PECH and RHEINHOLD VOHLWEND both of P.O. Box 925 Pradafant 9490 Vaduz Liechtenstein (hereinafter together called "the Appointors') of the one part and MARION NAGGAR of 61 Avenue Road London NW8 (hereinafter called "the Settlor") of the other part AND IS SUPPLEMENTAL to a settlement (hereinafter called "the Settlement') dated 28th March 1969 and made between the Settlor of the one part and Leslie Mortimer Nathanson and Richard Allen William Caine of the other part.

WHEREAS:

A.       The Appointors are the present trustees of the Settlement

B. The Appointors wish to exercise the power of appointment hereinafter mentioned in the manner hereinafter appearing

C. The Settlor has joined in this deed in order to signify her acceptance of office as the Nominated person as from the execution of this deed

NOW THIS DEED WITNESSES as follows:

1.       DEFINITIONS

         In this deed where the context admits:

         a. "the Trustees" means the Appointors and any other the trustees or trustee for the time being of the Settlement

         b.       "Guy" means Guy Naggar (the husband of the Settlor)

         c.       "Nominated Person" means:


                  (1) the Settlor for so long as she is living and has not resigned as the Nominated Person and subject thereto

                  (2) Guy for so long as he is living and has not resigned as the Nominated Person and subject thereto

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                  (3)      person (or persons in succession) as the Settlor and
                           Guy or the survivor of them may be deed or deeds (to which the person then nominated is also a party and executed during the Discretionary Period) revocably or irrevocably appoint to be the Nominated Person for the purposes of the Settlement (whether or not in priority to the individual mentioned in paragraph (iv of this sub-clause so long as such person (if an individual) is living or (if a corporation) is in being and not in the course of liquidation and (if an individual or a corporation) has not resigned as the Nominated Person and subject thereto

                  (4) David Cicurel (the nephew of Guy) for so long as he is living and has not resigned as the Nominated Person

                  (and provisions concerning the office of the Nominated Person are contained in clauses 10 to 12 (inclusive) below)

         d. "Albert means the Settlor's son Albert Naggar who was born on the 15th July 1967

         e. "Diane" means the Settlor's daughter Diane naggar who was born on 11th May 1969

         f. "Jonathan" means the Settlor's son Jonathan Naggar who was born on 24th January 1971

         g. the expression "the Trust Fund" has the meaning ascribed to that term by clause 1(a) of the Settlement

         h. "the First Share" means Albert's expectant or presumptive share of the Trust Fund under clause 3 of the Settlement (and includes any accretions thereto) and the money investments and property from time to time representing the First Share

         i. "the Second Share" means Diane's expectant or presumptive share of the Trust Fund under clause 3 of the Settlement (and includes any accretions thereto) and the money investments and property from time to time representing the Second Share


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         j.       "the Third Share" means Jonathan's expectant or presumptive share of the Trust Fund under clause 3 of the Settlement (and includes any accretions thereto) and the money investments and property from time to time representing the Third Share

         k.       "the Trust Period" means the period expiring on 26th
                  March 2049

         l. the Discretionary Period" means the period ending on the first to occur of:

                  (1) the date on which there shall be no person who is the Nominated Person in office and

                  (2)      the date of expiration of the Trust Period


         m. "the Accumulation Period" means the period ending on the first to occur of:

                  (1)      the date of death of the Settlor and

                  (2)      the date of expiration of the Trust Period

         n.       "the Specified Vesting Date" means the first to occur of:

                  (1) the third anniversary of the expiration of the Discretionary Period and

                  (2)      the date of expiration of the Trust Period

         o. "the Default Trust" means the trust in favour of such charitable purposes as the Trustees may select declared by clause 6 of the Settlement

         p. expressions descriptive of relationship shall be construed in accordance with the law in force at the date of the Settlement

         q. the headings and sub-headings in this deed are inserted for ease of reference only and shall not affect its construction

2.       EXERCISE OF OVERRIDING POWER OF APPOINTMENT

         In the exercise of the power conferred on them by clause 5 of the Settlement and all other powers enabling them in this behalf the Appointors as the trustees of the Settlement HEREBY IRREVOCABLY APPOINT AND DECLARE that the First Share the Second Share and the Third Share shall henceforth be held as to both capital and income upon the trusts and with subject to the



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         powers and provisions hereinafter declared and contained (and the trusts of clause 3 of the Settlement shall henceforth be extinguished accordingly)

THE FIRST SHARE

3.       TRUSTS OF THE FIRST SHARE DURING THE DISCRETIONARY PERIOD

         The Nominated Person's Power of Appointment

         a. The Nominated Person may at any time or times during the Discretionary Period by any deed or deeds revocable (during the Discretionary Period) or irrevocable appoint the First

                  Share and the income thereof (or any share or part thereof) upon such trusts for the benefit of all or any one or more of Albert and any spouse or widow or children or remoter issue of Albert exclusive of the other or others of them and if more than one in such shares and proportions and with and subject to such powers and provisions for their respective maintenance education advancement or other benefit and in such manner generally as the Nominated Person thinks fit and without prejudice to the generality of the foregoing the Nominated Person may in any exercise of this power provide for:

                  (1)      the accumulation of income during the Accumulation
                           Period

                  (2)      the immediate falling into possession of the Default
                           Trust

                  (3) powers and provisions of an administrative nature (whether or not the beneficial provisions affecting the first Share are affected by any such appointment)

                  (4) the transfer of the First Share (or any share or part thereof) to the trustees of another settlement the trustees of which are resident in any part of the world to be held by such trustees as an accretion to the trust property subject to that settlement and as one fund therewith for all purposes Provided
                           That the trusts powers and provisions of that settlement could have been provided for within the Settlement by the Nominated Person in exercise of the power of appointment contained in this sub-clause


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          b.      (1)      No appointment in exercise of the above power
                           shall be made and no such appointment previously made shall be revoked so as to affect any capital or income of the First Share previously paid transferred or applied to or for the benefit of any beneficiary under the trusts and power hereinafter declared and contained and

                  (2) The Trustees shall act in accordance with the trusts powers and provisions hereinafter declared and contained until supplied with any deed of appointment made by the Nominated Person in exercise of the above power.

         Trusts taking effect subject to and in default of any exercise of the Nominated Person's Power of Appointment


          c. Subject to and in default of any appointment or appointments made in exercise of the power contained in sub-clause (a) of this clause the Trustees shall during the Discretionary Period hold the First Share and the income thereof on the following trusts:

                  (1) the Trustees shall pay the income of the First Share to Albert during his lifetime

                  (2) the Trustees shall have power at anytime or times during the Discretionary Period whilst the income interest under paragraph (i) of this sub-clause (c) is subsisting in Albert to pay appropriate or apply all or any part of the capital of the First Share in which such interest for the time being subsists to or (in such manner as they think fit) for the benefit of Albert and

                  (3) subject as aforesaid the First Share and the income thereof shall be held on the trusts and with and subject to the powers and provisions declared and contained in clause 5 below

4.       TRUSTS OF THE FIRST SHARE UPON THE EXPIRATION OF THE
         DISCRETIONARY PERIOD


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         Subject to and in default of any appointment or appointments made in exercise of the power contained in sub-clause (a) of clause 3 above the Trustees shall as from the expiration of the Discretionary Period hold the First Share and the income thereof on the following trusts:

         Trusts taking effect during Albert's lifetime

         a. if Albert is living at the expiration of the Discretionary Period the Trustees shall divide the First Share or treat the First Share as divided into two halves and shall hold each of such halves upon the following trusts:

                  (1) as to one such half for Albert absolutely if he is living on the late to occur of his twenty-fifth birthday and the Specified Vesting Date

                  (2) as to the other such half for Albert absolutely if he is living on the later to occur of his thirty-fifth birthday and the specified Vesting Date


         b.       whilst Albert is living and his interests under sub-clause
                  (a) of this clause have not absolutely vested

                  (1) the Trustees shall pay the income of the first Share (or that half of the First Share which has not absolutely vested as the case may be) to Albert and

                  (2) the Trustees shall have power at any time or times whilst the income interest under paragraph (i) of this sub--clause (b) is subsisting in Albert to pay appropriate or apply all or any part of the capital of the First Share in which such interest for the time being subsists to or (in such manner as they think fit) for the benefit of Albert

         Trusts taking effect as of Albert's death

         c. subject as aforesaid the First Share and the income thereof shall be held on the trusts and with and subject to the powers and provisions declared and contained in clause 5 below


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5.       TRUSTS REFERRED TO IN CLAUSES 3(c)(iii) AND 4(c) ABOVE

         a.       The Trustees shall hold the First Share:

                  (1) for all or any one or more of the children of Albert (hereinafter called "the Specified Beneficiaries') who attain the age of twenty-five years before or on the expiration of the Trust Period or are living and are under that age on the expiration of the Trust Period or die under that age and before or on the expiration of the Trust Period leaving a child or children in such shares (if more than one) as the Trustees shall by deed or deeds executed before the expiration of the Trust Period and either revocable (during the Trust Period) or irrevocable appoint and

                  (2) subject to and in default of any such appointment for such of the Specified Beneficiaries as attain the age of twenty-five years before or on the expiration of the Trust Period or are living and are under that age on the expiration of the Trust Period or die under that age and before or on the expiration of the Trust Period leaving a child or children and if more than one in equal shares

         b.       The provisions of sub-clauses (c) to (e) of this clause shall apply to the share or entitlement or presumptive share or entitlement in or to the First Share of any of the specified Beneficiaries such share or entitlement or presumptive share or entitlement being in those clauses called "the share" and that one of the Specified Beneficiaries who is primarily interested therein being called "the Beneficiary"

          c. While the Beneficiary is living and under the age of twenty-five years and the Trust Period has not expired:

                  (1) the Trustees may pay transfer or apply the whole or any part or parts of the capital of the share for or towards the maintenance education or otherwise (in such manner as they think fit) for the benefit of the Beneficiary or

                  (2) declare that the provision of sub-clause (d) of this clause shall thenceforth regulate the


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                           Share notwithstanding that the Beneficiary is living
                           and under the age of twenty-five years

         and subject as aforesaid

                  (3) during the Accumulation Period the Trustees may pay or apply all or any part of the income of the Share to or for the maintenance education or otherwise for the benefit of the beneficiary and subject thereto shall accumulate all (or the balance) of such income as an accretion to the capital of the Share and

                  (4)      upon the expiration of the Accumulation period
                           section 31 of the Trustee Act 1925 (as hereby modified) shall apply to the income of the Share

         d. On the Beneficiary attaining the age of twenty-five years before or on the expiration of the Trust Period or dying under that age and before or on the expiration of the Trust period leaving a child or children the Share shall not vest absolutely in the Beneficiary but shall be retained by the Trustees upon the following trusts and with and subject to the following powers and provisions (or such of the same as are subsisting and capable of taking effect) that is to say:

                  (1) The income of the Share shall be paid to the Beneficiary whilst he is living

                  (2)      The Trustees shall have power exercisable at any time

                           or times while the Beneficiary is living and before the expiration of the Trust Period to pay transfer or apply the whole or any part or parts of the capital of the Share to or (in such manner as they think fit) for the benefit of the Beneficiary

                  (3) Subject as aforesaid the Share shall be held for the Beneficiary absolutely if living on the expiration of the Trust Period

                  (4) Subject as aforesaid the Share shall be held in trust as to both capital and income for such of the Beneficiary's children as attain the age of twenty-five years before or on the expiration of the Trust Period or are living and under that age on the expiration of

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                           this Trust Period and if more  than one in such
                           shares as the Trustees shall be deed or deeds (executed during the Trust Period) appoint and subject to and in default of any such appointment for such of the Beneficiary's children as attain the age of twenty-five years before or on the expiration of the Trust Period or are living and under that age on the expiration of the Trust Period and if more than one in equal shares

         e. Subject as aforesaid the Share (together with any accrual thereto) shall accrue to the other share or shares of the First Share the trusts whereof shall not previously have failed or determined (otherwise than by absolute vesting) and if more than one rateably between them and every such accrual shall be held upon the same trusts and with and subject to the same powers and provisions as the original share or shares to which the same accrues.

TRUSTS TAKING EFFECT SUBJECT TO THE PRECEDING PROVISIONS

6. Subject as aforesaid the First Share (together with any accrual thereto) shall accrue to the other share or shares of the Trust Fund (that is the Second Share and the Third Share) the trusts whereof shall not previously have failed or determined (otherwise than by absolute vesting) and if more than one rateably between them and every such accrual shall be held upon the same trusts and with and subject to the same powers and provisions as the original share or shares to which the same accrues.

THE SECOND SHARE

7.       The Second share and the income thereof shall be half upon the same trusts and with and subject to the same powers and provisions as are declared in relation to the First Share by clauses 3 to 6 of this deed but as if:

         a. a reference to Diane had been substituted for each reference to Albert in those clauses

         b. a reference to the Second Share had been substituted for each reference to the First Share in those clauses

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          c.      a reference to the First Share had been substituted for the reference to the Second Share in clause 6 and

         d.       all consequential amendments had been incorporated therein


THE THIRD SHARE

8. The Third Share and the income thereof shall be held upon the same trusts and with and subject to the same powers and provisions as are declared in relation to the First Share by clauses 3 to 6 of this deed but as if:

         a. a reference to Jonathan had been substituted for each reference to Albert in those clauses

         b. a reference to the Third Share had been substituted for each reference to the First Share in those clauses

         c. a reference to the First Share had been substituted for the reference to the Third Share in clause 6 and

         d.       all consequential amendments had been incorporated therein

SECTIONS 31 AND 32 OF THE TRUSTEE ACT 1925

9. Save as hereinbefore expressly provided Sections 31 and 32 of the Trustee Act 1925 shall apply hereto subject to the following modifications:

         a. In Section 31(l)(i) the words "the trustees in their absolute discretion think fit" shall be deemed to have been substituted for the words "may in all the circumstances be reasonable"

         b. The proviso to Section 31(1) shall be deemed to have been omitted therefrom

         c.       In paragraph (a) of the proviso to Section 32(1) the words

                  "one-half of" shall be deemed to have been omitted

ADMINISTRATIVE AND OTHER PROVISIONS

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10.      The Nominated Person:

         a.       shall be entitled to receive from the Trustees copies of:

                  (1)      the annual accounts of the Trust Fund

                  (2) the annual accounts of any company controlled directly or indirectly by the Trustees as trustees of the Settlement and

                  (3) any other documentation relating to the Settlement which the Nominated Person may reasonably request in writing

         b. may be deed or deeds wholly or partially release or restrict the future exercise of any of the powers conferred on him by this deed (and any such release or restriction shall bind any future Nominated Person unless the contrary is expressly stated)

         c. shall resign (if at all) by executing a deed to that effect which deed may be executed in advance of such individual assuming office as the Nominated Person

         d. shall as soon as is practicable supply the Trustees with any deed of appointment or any deed of releasor restriction of powers or any deed of resignation executed by him

         e. shall in the case of any prospective resignation as soon as is practicable supply the Settlor and Guy (or the survivor of them) with a copy of any deed of resignation executed by him

         f. shall (if an individual) inform his personal representatives (in the body of any will made by him or otherwise) and/or his solicitor or any other responsible person or persons of the necessity of informing the Trustees so soon as is practicable of his death and

         g. shall not in any circumstances be liable for or accountable in respect of the exercise or omission to exercise the powers conferred on him by this deed

11.      The Settlor and Guy (or the survivor of them):

         a.       may be deed or deeds wholly or partially restrict the future exercise of the power conferred on them by clause 1(c)(iii)


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         b.       shall as soon as is practicable supply the Trustees with any deed appointing a person as the Nominated Person for the purposes of the Settlement or revoking the appointment of any such individual and

         c. shall not in any circumstances be liable for or accountable in respect of the exercise or omission to exercise the power of appointing or of revoking the appointment of any such individual

12.      The Trustees:

         a. may by deed or deeds wholly or partially release or restrict the future exercise of any of the powers conferred on them by this deed (including those incorporated from the Settlement by clause 13 below) or by law (any such release or restriction shall bind any future Trustees unless the contrary is expressly stated) and

         b. shall ensure that the Nominated Person and all other individuals who are then prospectively appointed as Nominated Person are informed of any appointment release restriction or resignation communicated to the Trustees under clause 10(d) of this deed

13. The administrative and other powers and provisions contained in clauses 7 to 10 (inclusive) and 12 to 15 (inclusive) of the Settlement shall continue to apply hereto

14. The Trustees shall in addition have the following administrative powers:

         a. Power to lend any money forming the whole or any part of the Trust Fund to any person anywhere in the world upon such terms as to repayment and interest as the Trustees think fit PROVIDED that it shall be a condition of this power being exercised so as to make a loan at anything less than full market interest than the loan should be in favour of a beneficiary who would for the time being otherwise be entitled to any income arising in respect of the money lent or who would be so entitled if he had attained a specified age or who could become so

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                  entitled by the exercise of a then subsisting power

         b.       (1)      Power upon such terms and conditions as the Trustees
                           think fit to guarantee and/or make any assets subject to any of the trusts of the Settlement available as collateral security for the debts liabilities or any other obligations of any beneficiary to or for the benefit of whom the Trustees could under the beneficial provisions of this deed at the date of provision of such guarantee and/or collateral security have paid transferred or applied the assets providing such collateral security or earmarked by the Trustees for meeting any liability under any such guarantee.

                  (2) Power upon such terms and conditions as the Trustees think fit to guarantee and/or make any assets subject to any of the trusts of the Settlement available as collateral security for the debts liabilities or any other obligations of any corporate body the shares or securities of which are wholly or partly owned by any beneficiary to or for the benefit of whom the Trustees could under the beneficial provisions of this deed at the date of provision of such guarantee and/or collateral security have paid transferred or applied the assets providing such collateral security or earmarked by the Trustees for meeting any liability under any such guarantee and

                  (3) Power upon such terms and conditions as the Trustees think fit to guarantee and/or make any assets subject to any of the trusts of the Settlement available as collateral security for the debts liabilities or an other obligations of any corporate body the shares or securities of which are wholly or partly owned by the Trustees PROVIDED that the assets providing such collateral security or earmarked by the Trustee for meeting any liability under any such guarantee shall at the date of provision of such guarantee and/or collateral security be held upon the same trusts as the shares or securities in question.

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15.      Any costs and expenses and any fiscal liabilities occasioned anywhere in the world by virtue of the execution of this deed shall be borne by and paid out of the share of the Trust Fund in respect of which the same arose and subject thereto rateably as between such shares.


         IN WITNESS whereof the parties hereto have hereunto set their hands and seals the day and year first before written


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SIGNED SEALED and DELIVERED       )
by the said VICTOR PECH           )
in the presence of:               ).............................................


Witness signature...............................................................

Name............................................................................

Address.........................................................................
 ................................................................................

Occupation......................................................................



SIGNED SEALED and DELIVERED       )
by the said RHEINHOLD VOHLWEND    )
in the presence of:               ).............................................


Witness signature...............................................................

Name............................................................................

Address.........................................................................
 ................................................................................

Occupation......................................................................




SIGNED SEALED and DELIVERED       )
by the said MARION NAGGAR         )
in the presence of:               ).............................................


Witness signature...............................................................

Name............................................................................

Address.........................................................................
 ................................................................................

Occupation......................................................................

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